CONSULTING AGREEMENT

         Consulting Agreement (this "Agreement"), dated as of the 31st day of May, 1997, by and between Safety Components International, Inc. (the "Company"), a Delaware corporation and W. Hardy Myers (the "Consultant").

                               W I T N E S S E T H

         WHEREAS, the Consultant was a party to an Employment Agreement with the Company, dated as of the 19th day of April, 1994 (the "Employment Agreement"); and

         WHEREAS, the Consultant intends to resign as (i) an employee under the Employment Agreement, (ii) an officer of the Company and certain of its subsidiaries, (iii) a director of the Company and certain of its subsidiaries,
(iv) an employee of Valentec International Corporation ("Valentec"), (v) a director of Valentec and certain of its subsidiaries, (vi) an officer of Valentec and certain of its subsidiaries, (vii) a trustee of Valentec's Employee Stock Ownership Plan, as amended (the "ESOP"), and (viii) a trustee of the Wells Restated Profit Sharing Plan (the "Wells Plan"), and the Company desires to retain the Consultant as a consultant to the Company as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

         1. Resignation from Employment; Termination of Employment Agreement. Effective as of June 1, 1997 (the "Effective Date") (i) the Consultant resigns from his position as (a) an employee of the Company under the Employment Agreement, (b) an officer of the Company and certain of its subsidiaries, (c) a director of the Company and certain of its subsidiaries, (d) an employee of Valentec, (e) a director of Valentec and certain of its subsidiaries, (f) an officer of Valentec and certain of its subsidiaries, (g) a trustee of the ESOP, and (h) a trustee of the Wells Plan, (ii) shall cease to be an employee, director or officer of the Company and any of its subsidiaries, (iii) shall cease to be an employee, director or officer of Valentec and any of its subsidiaries, and (iv) any rights that either the Company or the Consultant may have had under the Employment Agreement are hereby terminated. No covenants shall survive the termination of the Employment Agreement, including without limitation non-compete, non-solicitation and confidentiality covenants, each of which is replaced by the covenants contained herein. From and after the date of commencement of the Term hereof, the rights and obligations of the parties shall be governed by this Agreement.

         2. Term. This Agreement shall commence on June 1, 1997 and shall terminate on May 31, 1998 (the "Term").

         3.       Services.

                  (a) The Consultant agrees that during the Term, he will serve as a consultant to the Company and in such capacity, perform such services as the Chief Executive Officer,


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Chief Operating  Officer or the Board of Directors of the Company may, from time to time, reasonably request in connection with the functions of the Company formerly performed by the Consultant, and such other projects as are mutually agreed to by the Consultant and the Company. The Consultant shall report to the Chief Operating Officer of the Company. The Consultant shall be available at such times and places as are reasonably requested by the Company.

                  (b) The Consultant shall devote as much time to the performance of his obligations hereunder as reasonably required, in the judgment of the Chief Executive Officer or the Chief Operating Officer, in consultation with the Consultant, to the business and commercial success of the Company; provided, however, that nothing contained herein shall prevent the Consultant from accepting another engagement or full-time position and the Consultant shall be permitted to perform the services required hereunder in a manner which does not interfere with his ability to fulfill the commitments of such other engagement or position.

                  (c) The Consultant shall not be required to travel in connection with his services to be performed hereunder.

         4. Compensation. In consideration of the services provided by the Consultant hereunder, the Company shall pay to the Consultant on a monthly basis, compensation of $15,333.34 payable in twelve monthly installments on the first day of each calendar month, if such day is a business day in the State of California, otherwise on the next business day thereafter, during the Term of this Agreement. It is acknowledged and agreed that (i) the Consultant has received an advance from the Company for his expenses in an amount of $10,000,
(ii) the Consultant shall reconcile such advance against unreimbursed expenses incurred by him within thirty days of the execution hereof, and (iii) the second monthly installment to be made by the Company to the Consultant hereunder shall be adjusted in favor of either the Company or the Consultant, as applicable, to reflect any resulting difference between amounts so reconciled.

         5.       Other Employment.

                  (a) Subject to Section 7 hereof, the Consultant shall be free to render full-time or part-time advisory, consultant or any other professional services to other employers, whether as an employee, consultant or otherwise.

                  (b) Any compensation the Consultant receives from such other employment or consultancy services shall not be offset against the payments to be made to the Consultant by the Company hereunder.

         6.       Benefits.

                  (a) Pursuant to the requirements of COBRA, the Consultant's covered dependents, if any, are eligible to continue health insurance coverage for eighteen (18) months from the date of the Consultant's resignation of employment from the Company. The Company


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shall bear the Consultant's COBRA expense during the Term hereof. After the Term hereof, the Consultant, at his sole expense, shall be eligible to continue COBRA coverage for the remaining six (6) months. The Consultant hereby acknowledges that he has received the requisite COBRA information and is hereby electing to continue his health coverage with the Company until he revokes such election by providing the Company with reasonable prior written notice of such revocation.

                  (b) As provided in the Employment Agreement, all of the options granted to the Consultant pursuant to the Company's 1994 Stock Option Plan, as amended (the "Option Plan") and his Employment Agreement, i.e. 70,000 stock options (the "Options") shall be vested on the Effective Date. The Consultant shall have ninety (90) days from the termination of this Agreement (i.e., until August 31, 1998) to exercise the Options. The exercise price of the Options is in the agreement(s) evidencing the grant of such Options.

                  (c) Consultant shall be entitled to receive his benefits under
(i) the Company's and Valentec's 401(k) plans (individually a "401(k) Plan", and collectively the "401(k) Plans"), if any, and (ii) the ESOP. All rights under the 401(k) Plans and the ESOP shall be governed by the terms of the 401(k) Plans and the ESOP, as applicable, and the Company's and Valentec's standard administrative practices.

                  (d) The Company (i) shall pay the life insurance premium on the policy maintained by it for the benefit of the Consultant's designated beneficiaries, in the amount of $3,000,000, which was due and payable on June 12, 1997, and (ii) has paid the insurance premium on the disability policy maintained by it for the benefit of the Consultant's designated beneficiaries. Thereafter, the Consultant shall have the right to assume each such policy, but the Company shall make no further premium payments thereon.

         7.       Certain Covenants

                  (a)      Confidentiality

                  The Consultant agrees not to use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as herein defined) pertaining to the business of the Company and Valentec, their respective divisions, subsidiaries and affiliates (collectively, the "Affiliated Group") except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Affiliated Group, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order one or more of the members of the Affiliated Group to divulge, disclose or make accessible such information. For purposes of the Agreement, "Confidential Information" shall mean non-public information concerning the Affiliated Group's financial data, statistical data, strategic plans, business plans, product development data (or other proprietary product data), customer and supplier information, information relating to governmental relations, discoveries, practices, processes, methods, analyses, assessments, reports, data, statistics, correspondence, business records, business plans, strategies, contacts,


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trade  secrets,   marketing   plans  and  other   non-public,   proprietary  and
confidential information of the Affiliated Group, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Affiliated Group to others not subject to confidentiality agreements.

                  (b)      Non-Solicitation

                  The Consultant agrees that during the Term and for a period of twelve (12) months thereafter, without the prior written consent of the Company, he shall not, on his own behalf or on behalf of any person or entity, directly or indirectly, hire or solicit the employment of any employee who was employed by the Company at any time during the six (6) months immediately preceding such date of hiring or solicitation by the Consultant.

                  (c)      Non-Disparagement

                  The Consultant and the Company each agree that, except as may be required by law, neither will at any time in the future, either directly or indirectly, engage in, any Disparaging Conduct. For purposes of this Agreement, "Disparaging Conduct" shall mean the publication by the Consultant or the Company, orally or in writing, of any negative or disparaging statements, comments, or remarks regarding the other or in the case of the Company, any member of the Affiliated Group and their respective subsidiaries, affiliates, directors, officers, or employees, as the case may be.

                  (d)      Non-Competition.

                  The Consultant agrees that during the Term, without the prior written consent of the Company, he shall not directly or indirectly, whether as an owner, stockholder, director, employee, partner, agent, consultant or in any other individual or representative capacity, (i) carry on, be engaged in or have any financial interest or otherwise be connected with, any entity which is now or at the time, has material operations which are engaged in any business activity competitive (directly or indirectly) with the business of any Affiliated Group member, including, without limitation, any business which any member of the Affiliated Group has, as of the Effective Date, a bona fide intention to engage in in the future, and (ii) approach, contact, solicit, sell to any supplier or any client or customer of the Affiliated Group, for the purpose of offering, obtaining, selling, soliciting, diverting or receiving to or from said individual or firm, business in competition with the Affiliated Group or orders for products in competition with those of the Affiliated Group.

                  (e)      Confidentiality of Agreement

                  The Consultant and the Company (other than as required as a matter of public disclosure under the securities laws) each agree not to disclose the terms of this Agreement or to otherwise provide a copy of this Agreement to anyone (other than to professional advisors and as may be required by applicable law and the Consultant's new employer should such employer request a copy hereof.)

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                  (f)      Acknowledgments      Respecting      Confidentiality,
Non-Solicitation Non- Disparagement and Non-Competition Covenants

                  With respect to the covenants made by the Consultant and the Company and set forth in this Section (individually a "Covenant" or collectively the "Covenants"), the Consultant and the Company each acknowledge and agree that:

                  (i) the Covenants are in addition to any rights they may have at law or at equity; and

                  (ii) the Covenants are reasonable Covenants under the circumstances, and if, in the opinion of any court of competent jurisdiction, any Covenant is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of such Covenant as to the court shall appear not reasonable and to enforce (A) the remainder of the Covenant as so amended and (B) the other Covenants. Each agrees that any breach of any Covenant contained in this Section 7 would irreparably injure the non-breaching party. Accordingly, each agrees that the non-breaching party, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against the breaching party from any court having jurisdiction over the matter, restraining any further violation of this
Section 7.

         8. Independent Contractor. The relationship of the Consultant to the Company established by this Agreement is that of an independent contractor, and nothing contained in this Agreement shall be construed to: (a) give the Consultant the power to (i) direct or control any activities of the Company, or
(ii) create or assume any obligation on behalf of the Company for any purpose whatsoever; (b) constitute the Consultant as an employee of the Company or entitle the Consultant to participate in any employee benefit plans or fringe benefit plans made available to the Company's employees; or (c) constitute the Consultant as an agent of the Company.

         9. Return of Documents.

                  (a) Promptly following execution of this Agreement, the Consultant shall immediately deliver to the Company all plans, designs, drawings, specifications, listings, manuals, memoranda, projections, minutes, records, notebooks, computer programs and similar repositories of or containing Confidential Information, including all copies, then in the Consultant's possession or control or available from persons outside the Company receiving such documents from the Consultant, whether prepared by the Consultant or others. At such time, the Consultant shall not retain any copies or abstracts of any such documents.

                  (b) Promptly upon termination of this Agreement, the Consultant shall immediately deliver to the Company all plans, designs, drawings, specifications, listings, manuals, memoranda, projections, minutes, records, notebooks, computer programs and similar repositories of or containing Confidential Information, including all copies, then in the Consultant's possession or control or available from persons outside the Company receiving such documents from the Consultant, whether prepared by the Consultant or others. Upon such


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termination, the Consultant shall not retain any copies or abstracts of any such documents.

         10. Notices. For the purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         11. Successors and Assigns.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and the terms the "Company" and "Affiliated Group" as used herein shall include its successors and assigns. The terms "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company or the Affiliated Group (including this Agreement) whether by operation of law or otherwise.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant, his heirs, beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall be binding upon and inure to the benefit of the Consultant, his heirs, beneficiaries and legal personal representatives.

         12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by any other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by any party which is not expressly set forth in this Agreement.

         13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware without giving effect to the conflict of law principles thereof.

         14. Severability. The provision of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.



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         15. Entire  Agreement and Effect on Other  Agreements.  This  Agreement
constitutes  the entirety of the agreement  between the parties,  and supersedes
all  prior  agreements,   understandings  and  arrangements,   oral  or  written
(including the Employment Agreement), between the parties on the subject matter hereof. The payments and benefits provided to the Consultant under this Agreement are in lieu of all other salary or benefit continuation benefits to which the  Consultant  may  otherwise  be entitled  under all other  agreements,
plans,   policies,   practices  and   arrangements   (including  the  Employment
Agreement).

         16. Survival. The provisions of Sections 7, 9, 10, 11, 12 13, 14, 15 and 16, shall survive the termination of this Agreement.

         17. Taxes. The parties acknowledge and agree that the Company will not and shall not be obligated to make, and that it is the sole responsibility of the Consultant to make, all periodic filings and payments required to be made in connection with withholding taxes, estimated taxes or any other federal, state or local taxes, payments or filings required to be made or paid in connection with the monthly payments made to the Consultant hereunder.




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         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Agreement  to be executed by its duly authorized officer and the Consultant has executed this Agreement as of the date set forth above.

                                          SAFETY COMPONENTS INTERNATIONAL, INC.


                                          By:
                                          Name:
                                          Title:





W. HARDY MYERS

ACCEPTED AND AGREED:
     this         day of June, 1997

VALENTEC INTERNATIONAL
   CORPORATION


By:
      Name:
      Title:



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